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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 11, 1998


                                Paxar Corporation
             (Exact name of registrant as specified in its charter)


         New York                     0-5610                  13-5670050
(State or Other Jurisdiction  (Commission File Number) (IRS Employer Ident. No.)
    of Incorporation)


             105 Corporate Park Drive, White Plains, New York 10604
               (Address of Principal Executive Offices) (Zip Code)


                                 (914) 697-6800
               Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS.

         On August 11, 1998, the Registrant entered into an Amended and Restated Credit Agreement (the "Amended Credit Agreement") with Fleet Bank, N.A. ("Fleet"), as Initial Issuing Bank, Swing Line Bank, and Administrative Agent, and with certain other banks and financial institutions (the "Other Lenders"), providing for an unsecured five-year $200 million revolving credit facility. The Amended Credit Agreement amended and restated the Registrant's unsecured, six-year $280 million Credit Agreement, dated as of March 3, 1997 (the "Credit Agreement"), with Fleet and the Other Lenders, which had provided for a $140 million revolving credit facility and a $140 million term loan. Under the Amended Credit Agreement, the Registrant repaid the term loan with the proceeds of the Senior Notes described below, and the Banks increased the Registrant's revolving credit facility to $200 million. Loans under the Amended Credit Agreement bear interest at rates referenced to the London Interbank Offered Rate (with applicable margins varying in accordance with the Company's attainment of specified financial thresholds) or the Prime Rate (as defined), and are guaranteed by certain domestic subsidiaries of the Registrant.

         On August 11, 1998, the Registrant sold an aggregate of $150 million of unsecured 6.74% Senior Notes (the "Senior Notes") to 18 institutional lenders, primarily insurance companies, pursuant to the terms of a Note Purchase Agreement, dated as of August 4, 1998, with each such lender. The Senior Notes bear interest at 6.74% per year payable semi-annually and are due on August 11, 2008. The Registrant used the proceeds of the Senior Notes to repay the $140 million term loan outstanding under the Credit Agreement and a portion of the revolving loan outstanding thereunder. The Senior Notes were issued in a transaction not involving any public offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         10.1 Amended and Restated Credit Agreement, dated as of August 11, 1998, among Paxar Corporation, Fleet Bank, N.A., as Initial Issuing Bank, Swing Line Bank, and Administrative Agent, and the banks, financial institutions and other institutional lenders listed on the signature pages thereof.

         10.2 Form of Note Purchase Agreement, dated as of August 4, 1998, between Paxar Corporation and each of the institutional lenders listed on Schedule A thereto.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               PAXAR CORPORATION
                                               (Registrant)



Date: August 26, 1998                          By:/s/ John P. Jordan
                                               --------------------------
                                                    John P. Jordan
                                                    Vice President and Treasurer


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                                  EXHIBIT INDEX

Exhibit No.       Description.

10.1 Amended and Restated Credit Agreement, dated as of August 11, 1998, among Paxar Corporation, Fleet Bank, N.A., as Initial Issuing Bank, Swing Line Bank, and Administrative Agent, and the banks, financial institutions and other institutional lenders listed on the signature pages thereof.

10.2 Form of Note Purchase Agreement, dated as of August 4, 1998, between Paxar Corporation and each of the institutional lenders listed on Schedule A thereto.